UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11045 Roselle Street, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01.Entry Into a Material Definitive Agreement.

We previously entered into an Amended and Restated Term Loan Agreement with Capital Royalty Partners II, L.P. and its affiliate funds (“Capital Royalty Partners”), which has since been amended by Consent and Amendment Agreement, dated June 20, 2014, Omnibus Amendment Agreement No. 2, dated February 23, 2015, Amendment No. 3 to Term Loan Agreement, dated January 8, 2016 and Waiver and Amendment No. 4 to Term Loan Agreement, dated March 7, 2017 (as so amended, the “Term Loan Agreement”).

On February 6, 2018, we entered into Waiver and Amendment No. 5 to Term Loan Agreement with Capital Royalty Partners (the “Fifth Amendment”). The Fifth Amendment includes a limited advance waiver of a potential event of default that could result in the future in the event the audit report of our independent registered public accounting firm contained in our financial statements for the year ended December 31, 2017 contains an explanatory paragraph that expresses a qualification regarding our ability to continue as a going concern. The Fifth Amendment includes a covenant requiring us to complete a financing in which our gross proceeds from the sale of equity securities is at least $20.0 million, no later than August 30, 2018.

In addition, in connection with the current Term Loan Agreement, we previously agreed to pay, on the earlier of (i) the maturity date of the Term Loan Agreement, which is March 31, 2020, (ii) the date that the loan under the Term Loan Agreement becomes due, and (iii) the date on which we make a voluntary pre-payment of the loan, a financing fee equal to 5.0% of the aggregate principal amount of borrowings outstanding, including total PIK Loans issued, under the Term Loan Agreement (collectively, the “Back End Financing Fee”). In consideration for the waiver described above and in connection with the Fifth Amendment, we have agreed to increase the Back End Financing Fee from 5.0% to 6.0% of the entire aggregate principal amount of borrowings outstanding, including total PIK Loans issued, under the Term Loan Agreement, which was $82.3 million as of September 30, 2017. The Back End Financing Fee is payable at maturity of our loans and on the principal amount of any loans for which we make an optional prepayment, and may be payable in connection with asset sales not permitted under the Term Loan Agreement or in connection with a change of control.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by the copy filed as Exhibit 10.1 to this Current Report.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Term Loan Agreement with Capital Royalty Partners II, L.P. and Affiliates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date: February 7, 2018